Exhibit 10.6

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made as of the 31st day of July, 2012 by and between Jammin Java Corp., a Nevada corporation (the “Company”) and Fairhills Capital Offshore Ltd., a Cayman Islands exempted company (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser, upon the terms and subject to the conditions stated in this Agreement, the Shares (as defined below); and

WHEREAS, to induce the Purchaser to consummate the transactions contemplated by the Agreement, the Company has agreed to provide certain registration rights under the Securities Act (as defined below in the Agreement) and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

Section 1.    Definitions.  For the purposes of this Agreement, the following terms shall have the meanings set forth below:

 “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3 hereof.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company” has the meaning set forth in the preamble.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Effectiveness Deadline” means (i) with respect to the Registration Statement, the earlier of the (A) 120th calendar day after the Filing Deadline and (B) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review; provided, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Filing Deadline” means (i) with respect to the Registration Statement, the 30th calendar day after the Initial Closing Date, provided, however, that if the Filing Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Filing Deadline shall be extended to the next business day on which the SEC is open for business.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its subsidiaries taken as a whole, (ii) the legality or enforceability of any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents.

 “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchaser” and “Purchasers” have the meanings set forth in the preamble.

“Registrable Securities” means all of (i) the Shares, provided, that the Purchaser has completed and delivered to the Company a Notice of Registration Statement and Selling Securityholder Questionnaire attached hereto as Exhibit B and provided to the Company any other information regarding the Purchaser and the distribution of the Registrable Securities as the Company may, from time to time, reasonably require for inclusion in a Registration Statement pursuant to applicable law; and provided, further, that with respect to a particular Purchaser, such Purchaser’s Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to a registration statement or Rule 144 under the Securities Act (in which case, only such security sold by the Purchaser shall cease to be a Registrable Security); or (B) becoming eligible for resale by the Purchaser under Rule 144 without the requirement for the Company to be in compliance with the current public information required thereunder and without volume or manner-of-sale restrictions, pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the Company’s transfer agent.

 “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering Registrable Securities, amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Regulation D” has the meaning set forth in Section 5(e) hereof.

“Regulation S” has the meaning set forth in Section 5(e) hereof.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act for the 12 months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material).

“Securities” means the Shares and the Additional Shares (if any).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Transaction Documents” means this Agreement, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in accordance with the terms and conditions of any Transaction Document.

“U.S. Person” has the meaning set forth in Section 5(e) hereof.

Section 2.   Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, on the applicable Closing Date (as defined below), the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, 625,000 shares of Common Stock, $0.001 par value per share, of the Company at a per share purchase price of $0.12 (the “Shares”).

Section 3.  Closing.  Upon the terms and subject to the conditions of this Agreement, the transactions contemplated by this Agreement shall take place at closings (each a “Closing”) to be held at the offices of Anslow & Jaclin LLP located at 195 Route 9 South, Manalapan, NJ 07726, at a time and date to be specified by the Parties, which shall be no later than the second (2nd) Business Day following the satisfaction or, if permitted pursuant hereto, waiver of the conditions set forth in Section 7, or at such other location, date and time as Purchasers and the Company shall mutually agree.  The date and time of the Closings are referred to herein as the “Closing Date.”  The first Closing shall occur substantially concurrent with the execution and delivery of this Agreement by the parties hereto, at which time 312,500 of the Shares shall be purchased by the Purchaser (the “Initial Closing Date”).  The second Closing at which time the remaining 312,500 of the Shares shall be purchased by the Purchaser, shall occur the date that the Company files an Amendment to the Registration Statement with the SEC responding to the initial round of comments on the Registration Statement.

Section 4.   Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows:

(a)           Organization, Good Standing and Qualification.  The Company has been duly organized and validly exists as a corporation in good standing under the laws of the State of Nevada.  The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business require such qualification and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not have, singly or in the aggregate, or could not reasonably be expected to have a Material Adverse Effect.

(b)           Authorization.  The Company has full corporate power and authority to enter into the Transaction Documents and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

(c)           Capitalization.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued.  No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Other than as described on Schedule 4(c), there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement.  Other than as described on the Schedule 4(c), there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them.

(d)           Valid Issuance.  The Securities have been duly and validly authorized and, when issued pursuant to the Transaction Documents, the Securities will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Purchasers), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

(e)           Consents.  The execution, delivery and performance by the Company of the Transaction Documents and the offer and issuance of the Securities require no consent of, action by or in respect of, or filing with, any governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

(f)            No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the certificate or articles of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, or (iii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company, except as to (ii) and (iii) above for such breaches, violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.  Representations and Warranties of the Purchasers. Each of the Purchasers hereby severally, and not jointly, represents and warrants to the Company that:

(a)           Organization and Existence.  If such Purchaser is an entity, such Purchaser is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

(b)           Authorization.  If such Purchaser is an entity, the execution, delivery and performance by such Purchaser of the Transaction Documents to which such Purchaser is a party have been duly authorized and each will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.  If such Purchaser is a person, such Purchaser has reached the age of 21 and has full power and authority to execute and deliver the Transaction Documents to which such Purchaser is a party and each will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c)           Purchase Entirely for Own Account.  The Securities to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and such Purchaser is not a broker-dealer registered with the Commission under the Exchange Act or an entity engaged in a business that would require it to be so registered.  Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time.

(d)           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

(e)           Status of Purchaser.  Such Purchaser is (i) an “accredited investor” as defined in Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act (“Regulation D”) and meets the requirements of at least one of the suitability standards for an accredited investor as set forth in Rule 501 of Regulation D or (ii) is not a “U.S person” (a “U.S. Person”) as described in Rule 902 of Regulation S promulgated by the Commission pursuant to the Securities Act (“Regulation S”).  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial, tax and other matters so as to be capable of evaluating the merits and risks of, and to make an informed investment decision with respect to, the prospective investment in the Securities, which represents a speculative investment, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities for an indefinite period and is able to afford a complete loss of such investment.

(f)           Acknowledgement of Risk. Such Purchaser agrees, acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation that: (a) the Company is a development stage business with limited operating history and may require substantial funds; (b) an investment in the Company is highly speculative and only Persons who can afford the loss of their entire investment should consider investing in the Company and the Securities; (c) such Purchaser may not be able to liquidate its investment; (d) transferability of the Securities is extremely limited; and (e) in the event of a disposition of the Securities, such Purchaser can sustain the loss of its entire investment. Such Purchaser has considered carefully and understands the risks associated with an investment in the Securities.

(g)           Restricted Securities.  Such Purchaser understands and agrees that the Securities have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of such Purchaser contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.  Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 and that such person has been advised that Rule 144 permits resales only under certain circumstances.  Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(h)           Reliance on Representations.  Such Purchaser agrees, acknowledges and understands that the Company and its counsel are entitled to rely on the representations, warranties and covenants made by such Purchaser herein.  Such Purchaser further represents and warrants that (i) this Agreement does not contain any untrue statement or a material fact or omit any material fact concerning such Purchaser and (ii) that the Investor Questionnaire accompanying this Agreement in the form attached hereto as Exhibit A does not contain any untrue statement or a material fact or omit any material fact concerning such Purchaser; provided, however, that clause (ii) shall not apply to any Purchaser that is not a U.S. Person.

(i)           Additional Representations and Warranties of non-U.S. Persons. If a Purchaser indicates that such Purchaser is a not a U.S. Person on the signature page to this Agreement, then such Purchaser further makes the following representations and warranties to the Company:

(i)           Such Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities in any country or jurisdiction where action for that purpose is required.

(ii)           Such Purchaser (i) as of the execution date of this Agreement is not located within the United States, and (ii) is not purchasing the Securities for the account or benefit of any U.S. Person except in accordance with one or more available exemptions from the registration requirements of the Securities Act or in a transaction not subject thereto.

(iii)           Such Purchaser will not resell the Securities except in accordance with the provisions of Regulation S, pursuant to a registration under the Securities Act, or pursuant to an available exemption from registration.

(iv)           Such Purchaser will not engage in hedging transactions with regard to the Company’s securities prior to the expiration of the distribution compliance period specified in Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 of Regulation S, as applicable, unless in compliance with the Securities Act; and as applicable, shall include statements to the effect that the Securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. Persons (other than distributors) unless the Securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

(v)            No form of “directed selling efforts” (as defined in Rule 902 of Regulation S), general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by such Purchaser or any of its representatives in connection with the offer and sale of the Securities.

Section 6.              (a)            Registration Rights.  The Company shall use commercially reasonable efforts to prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC the Registration Statement on such applicable form covering the resale of all of the Registrable Securities.  The Company shall use its best efforts to have such Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the applicable Effectiveness Deadline for such Registration Statement. If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline and this is due to the Company’s not making a good faith effort to make such filing, the Company will make pro rata payments to the Purchaser, as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate amount invested by such Purchaser for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no Registration Statement is filed with respect to the Registrable Securities; provided, however, such damages shall cease to accrue on the 180th day following the Initial Closing Date.  Such payments shall constitute the Purchasers’ exclusive monetary remedy for such events, but shall not affect the right of the Purchaser to seek injunctive relief.  Such payments shall be made to the Purchaser in cash no later than two (2) Business Days after the first day of each 30-day period (in other words, the Company will pay to the Purchaser, in advance, the full amount of damages due and owing for such 30-day period).

(b)           Effectiveness. The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable.  The Company shall notify the Purchaser by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective (the date of such first Registration Statement being declared effective, the “Effective Date”) and shall simultaneously provide the Purchaser with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.  If (A) a Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to Effectiveness Deadline due to the Company not exhibiting reasonable efforts to meet such Effectiveness Deadline, or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), or the inability of the Purchaser to sell the Registrable Securities covered thereby due to market conditions, then the Company will make pro rata payments to the Purchaser, as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate amount invested by the Purchaser for each 30- day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”); provided, however, such damages shall cease to accrue pursuant to clause (A) above on the 180th day following the Closing Date.  Such payments shall constitute the Purchasers’ exclusive monetary remedy for such events, but shall not affect the right of the Purchaser to seek injunctive relief.  The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within two (2) Business Days after the first day of each 30-day period (in other words, the Company will pay to the Purchaser, in advance, the full amount of damages due and owing for each such 30-day Blackout Period) until the termination of the Blackout Period.  Such payments shall be made to the Purchaser in cash.

Section 7.   Closing Conditions.

(a)           The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to the following conditions being met:

(i)           the accuracy in all material respects on the Closing Date of the representations and warranties of each Purchaser contained herein (unless as of a specific date therein);

(ii)          all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)         the delivery by each Purchaser of this Agreement, duly executed by each such Purchaser;

(iv)           the delivery by each Purchaser, other than Purchasers that are not U.S. Persons, of a completed Investor Questionnaire in the form attached hereto as Exhibit A, duly executed by each such Purchaser; and

(b)           The respective obligations of the Purchasers to consummate the transactions to be performed by each of them in connection with the Closing are subject to the following conditions being met:

(i)             the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)            all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii)           the delivery by the Company of this Agreement duly executed by the Company.

Section 8.  Price Protection For Shares. At the earlier of (a) the Effective Date; and (b) such time as the Shares can be sold pursuant to Rule 144 (the “Triggering Date”), the Shares shall be valued based on a 20% percent discount to the price of the common stock on the Effective Date of the Registration Statement (the “Shares Value”). In the event the Shares Value is less than $75,000, the Company shall issue additional shares of registered Common Stock, $0.001 par value per share of the Company, to the Purchaser (the “Additional Shares”) such that the total value of the Shares and the Additional Shares issued to the Purchaser by the Company, based on the Shares Value, shall total $75,000.    The Purchaser shall be deemed to have recertified the representations set forth in Section 5 upon the issuance of such Additional Shares.

Section 9.  Miscellaneous.

(a)           Restrictive Legend.  The Securities shall bear the following or similar legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(b)           Survival and Indemnification.

(i)           Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

(ii)           Indemnification.  Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and its Affiliates and their respective directors, officers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof to) which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of such Purchaser under the Transaction Documents and will reimburse any such Person for all such amounts as they are incurred by such Person.

(c)           Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Purchasers, as applicable, provided, however, that a Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Purchasers.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

(d)           Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(e)           Construction; Headings.  This Agreement shall be deemed to be jointly drafted by the Company and the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f)           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Jammin Java Corporation
8200 Wilshire Blvd., Suite 200
Beverly Hills, CA 90211
Attention: Anh Tran

With a copy to:

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Attention: Gregg E. Jaclin, Esq.

If to a Purchaser:

Fairhills Capital Offshore Ltd.
 245 Main Street, Suite 302
White Plains, NY 10601

(g)           Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

(h)           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the then-outstanding aggregate Shares (the “Required Purchasers”).

(i)           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

(j)           Entire Agreement.  This Agreement, including the Exhibits hereto, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

(k)           Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(l)           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

COMPANY:

JAMMIN JAVA CORPORATION
By: /s/ Anh Tran
Name: Anh Tran
Title: President

PURCHASER:

By: /s/ Edward Bronson
Name: Edward Bronson
Title:

Address for Notice:

The Purchaser is a U.S. Person (check one):

☐ Yes
☐ No

Schedule 4(c)

Name	Grant Date	Number of Securities Underlying Options	Exercise Price of Option Awards	Option Expiration Date
Brent R. Toevs	08/10/11	1,000,000	$0.40	08/10/17
Anh T. Tran	08/05/11	2,000,000	$0.40	08/05/17
Rohan Marley	08/05/11	2,000,000	$0.40	08/05/17
Shane Whittle	08/05/11	2,000,000	$0.40	08/05/17
Paola Dooly	12/08/11	200,000	$0.26	12/08/17
Ray Pahlad	03/05/12	500,000	$0.26	03/05/18
		7,700,000

The Company is obligated to issue Marley Coffee, LLC (“MCL”), 1,000,000 shares of common stock per year until March 31, 2020, pursuant to the terms of a Trademark License Agreement (the “License Agreement”) the Company entered into with MCL in March 2010.  The Company is also obligated to issue MCL 1,000,000 shares for fiscal 2012, which have not been issued to date.

In March 2010, the Company entered into the License Agreement with MCL, which was subsequently amended, a private limited liability company of which (i) Rohan Marley, one of the Company’s directors, has a 33% ownership interest (and collectively with his family, has a controlling interest) and serves as a Manager, and (ii) Shane Whittle, a former chief executive officer and director of the Company, has a 29% ownership interest and serves as a Manager. In consideration for the License Agreement Amendment, the Company agreed to assume $126,000 of obligations by paying MCL $55,000, with the balance being paid, with no interest, in equal monthly installments over a period of eighteen months.

The Company entered into Credit Agreement with TCA Global Credit Master Fund, Ltd. (“TCA”) effective June 29, 2012, pursuant to which the Company agreed to grant TCA shares of common stock equal to $100,000 in value (with a true-up in the event that TCA sells the shares and does not receive $100,000 in value).  Additionally, the Company borrowed $350,000 from TCA (with the right to borrow up to $2 million in aggregate pursuant to the terms of the Credit Agreement), which amount will be evidenced by promissory notes, which are convertible into the Company’s common stock, at the option of TCA, upon the occurrence of an event of default, at a conversion price equal to 85% of the lowest VWAP of the Company’s common stock on the five trading days prior to conversion.

EXHIBIT A

INVESTOR QUESTIONNAIRE

See attached.

EXHIBIT B

NOTICE OF REGISTRATION STATEMENT AND

SELLING SECURITY HOLDER QUESTIONNAIRE

Reference is hereby made to Section 6 of this Securities Purchase Agreement between Jammin Java Corporation (the “Company”) and Fairhills Capital Offshore Ltd.  Pursuant to Section 6 of the Agreement, the Company proposes to file with the United States Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities (as defined in the Securities Purchase Agreement).  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

Pursuant to Section 6 of the Agreement, each beneficial owner of Registrable Securities is entitled to have the Registrable Securities beneficially owned by it included in the Registration Statement.  In order to have Registrable Securities included in the Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Company’s counsel at the address set forth herein for receipt ON OR BEFORE [DEADLINE FOR RESPONSE].  Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Registration Statement and (ii) may not use the prospectus forming a part thereof for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and related prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and related prospectus.

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

[________________]
Attention: _______________
Telephone _______________
Fax _________________
Email: _______________

ELECTION

The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Registration Statement the Registrable Securities beneficially owned by it and listed below in Item 3.  The Selling Securityholder, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire  as if the undersigned Selling Securityholder were an original party thereto.

The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

1.           Name.

(a)           Full legal name of Selling Securityholder:

(b)           Full legal name of registered holder (if not the same as (a) above) of the Registrable Securities:

(c)           Full legal name of DTC participant (if applicable and if not the same as (b) above) through which Registrable Securities are held:

2.           Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

3.           Beneficial Ownership of the Registrable Securities beneficially owned by the Selling Securityholder.

Except as set forth below in this Item (3), the Selling Securityholder does not beneficially own any Securities.

(a)	Number or principal amount of Registrable Securities beneficially owned:

Shares	Series A Warrant Shares	Series B Warrant Shares

(b)           If different than the number or principal amount of Registrable Securities set forth in Item 3(a), number or principal of amount of Registrable Securities which the Selling Securityholder wishes to be included in the Registration Statement:

Shares	Series A Warrant Shares	Series B Warrant Shares

4.           Beneficial Ownership of other Securities of the Company beneficially owned by the Selling Securityholder.

Except as set forth below in this Item 4, the Selling Securityholder is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities.

(a)           Type and Amount of other securities beneficially owned by the Selling Securityholder (do not list the Registrable Securities you listed in Item 3:

5.           Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6.           Broker-Dealer Status:

(a)           Are you a broker-dealer?

Yes           ♦           No           ♦

(b)           If “yes” to Item 6(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes           ♦           No           ♦

Note: If “no” to Item 6(b), the SEC may require the Company to identify you as an underwriter in the Registration Statement.

(c)           Are you an affiliate of a broker-dealer?

Yes           ♦           No           ♦

(d) If “yes” to Item (6)(c), identify the registered broker-dealer(s) and describe the nature of the affiliation(s):

(e)           If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes           ♦           No           ♦

Note: If “no” to Item 6(e), the SEC may require the Company to identify you as an underwriter in the Registration Statement.

7.           Voting or Investment Control over the Registrable Securities:

(a)           If the Selling Securityholder is not a natural person (e.g., if the holder is an entity such as a trust, corporation, partnership, limited liability company, etc.), please identify the natural person or persons who have voting or investment control over the Registrable Securities listed in Item 3 above and the relationship to the Selling Securityholder (use additional sheets if necessary):

(b)           Please indicate whether any of the Registrable Securities to be sold are subject to a voting trust, and if so, please provide a copy of the voting trust agreement along with this Notice and Questionnaire:

The undersigned hereby further:

(i)           confirms to the Company the accuracy of the information concerning the undersigned contained in this Notice and Questionnaire furnished by the Selling Securityholder to the Company for purposes of the Registration Statement and the prospectus (preliminary or final) contained therein or in any amendment or supplement thereto or any documents incorporated by reference therein;

(ii)           agrees with the Company to immediately notify the Company and promptly (but in any event within two (2) Business Days thereafter) to confirm the same in writing if there should be any change affecting the accuracy of the above-mentioned information, or if the information regarding the Selling Securityholder’s holdings set forth in any version of the Registration Statement or any portion thereof delivered to the undersigned (including by electronic mail) or reviewed by the undersigned, should be inaccurate; and

(iii)           agrees with the Company that for purposes of the Subscription Agreement and Registration Statement, the statements contained herein constitute written information furnished by the Selling Securityholder to the Company for use in the Registration Statement, or any amendment or supplement thereto.

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto.  The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company’s counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item 3 above.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:
Selling Securityholder
(Print/type full legal name of beneficial owner of Registrable Securities)

By:
Name:
Title: